UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On December 31, 2009, Powerwave Technologies, Inc. (the “Company”) entered into a Waiver, Consent, Amendment Number One to Credit Agreement and Amendment Number One to Security Agreement with the lenders named therein (the "Lenders") and Wells Fargo Foothill, LLC, as arranger and administrative agent (“Wells Fargo”) for the Lenders (the “Amendment”).  The Amendment amends certain provisions of the Credit Agreement and Security Agreement entered into by and among the Company, the Lenders and Wells Fargo on April 3, 2009 (the “Original Credit Documents”).

Under the Amendment, certain immaterial technical defaults under the Original Credit Documents relating to certain inter-company payments, reporting obligations and document delivery obligations, of which the Company notified Wells Fargo, were waived by Wells Fargo on behalf of the Lenders.  In addition, certain financial covenants were amended, including the lowering of certain minimum net earnings thresholds.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2010	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer